UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

AFFYMETRIX, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AFFYMETRIX, INC.

SUPPLEMENT TO PROXY STATEMENT

This supplement, dated June 3, 2009, supplements the proxy statement (the “Proxy Statement”) filed with the U.S. Securities and Exchange Commission (the “Commission”) on May 11, 2009  relating to the Annual Meeting of Stockholders (the “Annual Meeting”) of Affymetrix, Inc. (the “Company”), which will be held at 3380 Central Expressway, Santa Clara, California, at 4:00 p.m. local time, Wednesday, June 17, 2009. The purpose of this supplement is to provide updated information with respect to the Proxy Statement’s “Proposal No. 1—Election of Directors”. Except as described in this supplement, the information provided in the Proxy Statement is unchanged.

As disclosed in the Company’s Current Report on Form 8-K filed with the Commission on June 3, 2009, after mailing of our Proxy Statement commenced, Susan D. Desmond-Hellmann, M.D., M.P.H. notified the Company that she has decided not to stand for re-election to the Company’s Board of Directors at the Annual Meeting, in order to focus her time on her new position as Chancellor of the University of California, San Francisco. Therefore, the eight nominees for election at the Annual Meeting currently are: (1) Stephen P.A. Fodor, Ph.D., (2) Kevin M. King, (3) Paul Berg, Ph.D., (4) John D. Diekman, Ph.D., (5) Gary S. Guthart, Ph.D., (6) Robert H. Trice, Ph.D., (7) Robert P. Wayman and (8) John A. Young.

As stated in the Proxy Statement, if any director nominee is unable or unwilling to serve as a nominee at the time of the Annual Meeting, the proxies may be voted by the proxy holders (1) for a substitute nominee designated by the present Board to fill the vacancy, or (2) for the balance of the nominees, leaving a vacancy. Since Dr. Desmond-Hellmann will not be standing for election at the Annual Meeting and the Board has not designated a substitute nominee, shares represented by proxies received by the Company will be voted as instructed, except that no votes shall be cast for Dr. Desmond-Hellmann. For uninstructed proxies, the proxy holders will vote for each of the remaining eight nominees set forth above.

Stockholders of the Company should continue to use the proxy card, voting instruction form or email notice with voting instructions included with the Proxy Statement. Votes cast for the election of Dr. Desmond-Hellmann will be disregarded and will have no effect. Any stockholder who desires to revoke or change a previously executed proxy, voting instruction form or email proxy may do so in the manner described in the Proxy Statement.